UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 8, 2012

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	1-33981	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7700 France Ave. S., Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                                                                 Resignation of Chief Financial Officer

On June 12, 2012, William R. Wolff resigned from his employment as Senior Vice President, Chief Financial Officer of Analysts International Corporation (the “Company”), effective as of the close of business on June 29, 2012.

Also on June 12, 2012, the Company entered into a Separation Agreement and Release of Claims with Mr. Wolff (the “Separation Agreement”).  The Separation Agreement provides, among other things, that as severance compensation Mr. Wolff will continue to receive his regular base salary of $230,000 per annum through (and ending on) December 7, 2012, and will receive reimbursement of his medical insurance premium payments made under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) through December 31, 2012 (not to exceed $1,800 per month).

The Separation Agreement includes a release of all claims arising out of or relating to Mr. Wolff’s employment with the Company or the termination of that employment.

In accordance with the requirements of Minnesota law, the Separation Agreement provides that Mr. Wolff has the right to revoke the release of claims contained in the agreement within 15 calendar days after signing the agreement, and also provides a concurrent revocation period of seven calendar days after signing the agreement under the federal Age Discrimination in Employment Act.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s next periodic report and after the revocation periods in the agreement have lapsed.

(c)           Appointment of Chief Financial Officer

On June 8, 2012, the Company and Lynn L. Blake, 45, entered into an Employment Agreement (the “Agreement”) with an effective date of July 2, 2012, which provides that Ms. Blake will be employed as Senior Vice President, Chief Financial Officer and Treasurer of the Company for an initial term of one year.  Thereafter, the Agreement automatically renews for successive one-year renewal terms until the Company or Ms. Blake provides notice of non-renewal in writing to the other at least 30 days prior to the applicable renewal date.

For the past five years, Ms. Blake has served as the Vice President of Finance and Chief Accounting Officer at Entegris, Inc., a publicly traded, $800 million global provider of products and materials used in advanced high-technology manufacturing.  Prior to that, Blake served as Corporate

Controller at MTS Systems Corporation, a publicly traded global manufacturing company. She has also held a variety of senior financial and accounting positions at other publicly traded and privately held companies including Carlson Companies, Gartner Institute, Cowles Media Corporation and Honeywell International, Inc.

The full text of the press release issued in connection with Ms. Blake’s employment with the Company is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference as if fully set forth herein.

The Agreement provides that Ms. Blake will receive base compensation of $250,000 per year and will be eligible to earn an annual cash incentive payment in an amount up to 50% of her annual base compensation for the year in which the bonus was earned, contingent upon meeting certain individual and company performance objectives set by the Compensation Committee of the Company’s Board of Directors (the “Committee”) on an annual basis.  For the Company’s fiscal year 2012, which ends on December 31, 2012, Ms. Blake will be eligible to receive a bonus in an amount to be established by the Compensation Committee based on the achievement of certain performance goals to be mutually agreed within 90 days after the effective date of July 2, 2012.

The Agreement additionally provides that, subject to approval of the Company’s Board of Directors (the “Board”) (which approval was granted by unanimous written action of the Board effective June 6, 2012), and contingent upon mutual execution of appropriate agreements in the Company’s standard form, Ms. Blake will be granted 25,000 stock options and awarded 25,000 restricted stock units under the Company’s 2004 Equity Incentive Plan and 2009 Equity Incentive Plan, respectively.  The Company expects to execute the appropriate agreements, and grant such stock options and award such restricted stock units, after the close of the Nasdaq Stock Market on Monday, July 2, 2012.  The exercise price of the stock options will be equal to the closing price of the Company’s common stock on the date of grant.  The Company’s standard form of stock option agreement under the 2004 Equity Incentive Plan provides that one-quarter of the options will vest immediately and the remainder will vest ratably on an annual basis on each of the first three one-year anniversaries of the grant date.  The 2004 Equity Incentive Plan provides that in the event of an acquisition of the Company the Board may, among other things, provide for the equitable acceleration of the exercisability of any outstanding options.  The Company’s standard form of restricted stock unit agreement under the 2009 Equity Incentive Plan provides that one-quarter of the restricted stock unit award will vest immediately and the remainder will vest ratably on an annual basis on each of the first three one-year anniversaries of the grant date, and further provides that the restricted stock unit award shall become fully vested upon a “Change of Control” (as defined in said plan).

Notwithstanding the term of the Agreement, either party has the right to terminate the Agreement and Ms. Blake’s employment at any time.  In the event Ms. Blake’s employment is terminated by the Company during the original term or any renewal term without “Cause” (as defined in the Agreement), the Company will pay severance to Ms. Blake by continuing to pay her base compensation for six months after any such termination (which increases to 12 months if Ms. Blake has completed three years of service under the Agreement), provided that she first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company.  If the Company terminates Ms. Blake’s employment for Cause, no severance is payable and the

Company will have no further obligation or liability to her.  If the Company elects not to renew the Agreement beyond expiration of the then-current term, the Company will pay severance to Ms. Blake by continuing to pay her base compensation for four (4) months after the Agreement expires, provided that she first signs all appropriate paperwork, including providing a full release (not later revoked within the statutory period) of all claims against the Company, in form and substance acceptable to the Company.  In addition to the severance benefits provided for under the Agreement, Ms. Blake will also be eligible to participate in the Company’s Change in Control Severance Pay Plan, the terms of which are described in the Company’s Current Report on Form 8-K filed on February 28, 2011, including Exhibit 10.1 to such report.

The Agreement contains customary confidentiality and assignment of inventions provisions that survive the termination of the Agreement for an indefinite period.  The Agreement also contains non-solicitation, non-interference, non-competition, and non-disparagement provisions extending for 12 months after termination of Ms. Blake’s employment.

The foregoing description of the Agreement and the terms of the options to be granted and restricted stock units to be awarded to Ms. Blake is merely intended to be a summary of the Agreement, the stock options and the restricted stock unit award, and is qualified in its entirety by reference to the Agreement, which is attached to this Current Report as Exhibit 10.1 and incorporated by reference into this Item 5.02(c) as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and Lynn L. Blake, fully executed on June 8, 2012, with an effective date of July 2, 2012

99.1	Press Release entitled, “Analysts International Corporation Announces Appointment of New CFO,” issued by Analysts International Corporation on June 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 12, 2012	ANALYSTS INTERNATIONAL CORPORATION

/s/ Brittany B. McKinney
Brittany B. McKinney
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement between Analysts International Corporation and Lynn L. Blake, fully executed on June 8, 2012, with an effective date of July 2, 2012

99.1	Press Release entitled, “Analysts International Corporation Announces Appointment of New CFO,” issued by Analysts International Corporation on June 12, 2012